EXHIBIT 5.1

                           STEVEN A. CUNNINGHAM, P.C.
                          ATTORNEY AND COUNSELOR AT LAW

                        11660 ALPHARETTA HWY., SUITE 155
                             ROSWELL, GEORGIA 30076
                           (770) 442-2364 (TELEPHONE)
                           (770) 442-2365 (FACSIMILE)
                      EMAIL: STEVECUNNINGHAM@BELLSOUTH.NET

                                November 19, 2005

Admiralty Holding Company
 (formerly known as Ruby Mining Company)
3118 Highway 5, No. 504
Douglasville, Georgia  30135-2308

        Re:  Form SB-2 Registration Statement
             SEC File No. 333-128584

Ladies and Gentlemen:


     We have acted as your counsel in connection with the registration for resale on a Form SB-2 Registration Statement (the "Registration Statement") of 72,115,385 shares of common stock of Admiralty Holding Company (formerly known as Ruby Mining Company) (the "Company"), consisting of (i) an aggregate of 62,500,000 shares of common stock (the "Conversion Shares") issuable upon the conversion of $2,500,000 in callable secured convertible notes (the "Notes") issued or to be issued to four accredited investors (the "Investors"); and (ii) an aggregate of 9,615,385 shares of common stock (the "Warrant Shares") issuable upon the exercise of warrants issued to the Investors in connection with their acquisition of the Notes (the Conversion Shares and Warrant Shares are hereafter referred to collectively as the "Shares").

     We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the Securities Act of 1933, as amended (the "1933 Act") for filing as Exhibit 5.1 to the Registration Statement.

     You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation, as amended through the date hereof, and its Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have relied upon such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials, and, as to certain matters of fact that are material to this


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opinion, we have also relied upon a certificate of an officer of the Company. In rendering this opinion, we have also made assumptions that are customary in opinions of this kind, and we have not verified such assumptions.

     Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as contemplated by the Registration Statement, the Shares will, under Colorado law, be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned in the related Prospectus under the caption "Legal Matters". In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                            Very truly yours,



                                            s/  Steven A. Cunningham, P.C.